                                                                    Exhibit 99.3


Unaudited pro forma condensed consolidated financial information of the Company.

       UNAUDITED PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS

         The following unaudited pro forma condensed statements of consolidated operations for the quarter ended March 31, 2004 and the fiscal year ended December 31, 2003 are based on historical financial statements of Danielson Holding Corporation ("Danielson") and Covanta Energy Corporation ("Covanta") and give effect to the acquisition of Covanta as if it were consummated on the same terms at the beginning of each period. The historical financial statements have been adjusted for pro forma events that are (1) directly attributable to the transaction, (2) expected to have continuing impact and (3) factually supportable.

         This unaudited pro forma condensed consolidated financial information should be read in conjunction with:

              o accompanying notes to the unaudited pro forma condensed statements of consolidated operations

              o Covanta's separate historical unaudited financial statements as of and for the three months ended March 31, 2004 included in Covanta's Quarterly Report on Form 10-Q

              o Covanta's separate historical financial statements as of and for the year ended December 31, 2003 included in Covanta's Annual Report on Form 10-K

              o Danielson's historical unaudited financial statements as of and for the three months ended March 31, 2004 included in Danielson's Quarterly Report on Form 10-Q

              o Danielson's separate historical financial statements as of and for the year ended December 31, 2003 included in Danielson's Annual Report on Form 10-K

The unaudited pro forma condensed financial information is provided for informational purposes only and is not necessarily indicative of the results of operations or financial position of the combined companies that would have occurred had the transactions been consummated at the beginning of the periods presented, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed statements of consolidated operations do not give consideration to expense savings or asset dispositions.

The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. These adjustments were based upon the preliminary work of Covanta and financial consultants, as well as other valuation estimates to determine the relative fair values of Covanta's assets and liabilities. Accordingly, the allocation of purchase price is subject to refinement.

PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2004
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                               Covanta
                                          January 1 through                       Covanta                                Pro Forma
                                           March 10, 2004     Deconsolidation   Historical    Danielson     Pro Forma    Condensed
                                             As Reported        of Entities     As Adjusted  As Reported   Adjustments  Consolidated
                                          -----------------   ---------------   -----------  -----------   -----------  ------------
REVENUES:
ENERGY AND WATER:
  Services                                $      89,858       $    (5,282)      $    84,576  $     25,453  $            $   110,029
  Electricity and steam sales                    53,307              (535)           52,772        13,521                    66,293
  Construction revenues                              58                                  58             0                        58
  Other revenue-net                                   9                                   9             2                        11
                                          -------------       -----------       -----------  ------------  -----------  -----------
                                                143,232            (5,817)          137,415        38,976            0      176,391
                                          -------------       -----------       -----------  ------------  -----------  -----------
INSURANCE AND OTHER:
  Net earned premiums                                                                               5,988                     5,988
  Net investment income                                                                               808                       808
  Net realized investment gains                                                                       171                       171
  Other                                                                                                18                        18
                                          -------------       -----------       -----------  ------------  -----------  -----------
                                                      0                 0                 0         6,985            0        6,985
                                          -------------       -----------       -----------  ------------  -----------  -----------
TOTAL REVENUES                                  143,232            (5,817)          137,415        45,961            0      183,376
                                          -------------       -----------       -----------  ------------  -----------  -----------

COSTS AND EXPENSES:
ENERGY AND WATER:
  Plant operating                               100,775            (3,632)           97,143        27,322                   124,465
  Construction costs                                 73               (59)               14             0                        14
  Depreciation and amortization                  13,426              (786)           12,640         3,495      (16,135)a     16,004
                                                                                                                 8,779 b
                                                                                                                 7,225 c
  Debt service charges, net                      13,241            (1,045)           12,196         2,237         (796)d     11,014
                                                                                                                (2,623)e

  Other operating costs and expenses               (209)                               (209)           12                      (197)
  Net loss (gain) on disposition of
    businesses                                     (175)              175                 0             0                         0
  Selling, general and administrative
   expenses                                       7,596              (322)            7,274         1,596                     8,870

  Other expenses, net                            (1,924)                             (1,924)         (198)                   (2,122)
  Write-down of net assets held for use
                                          -------------       -----------       -----------  ------------  -----------  -----------
                                                132,803            (5,669)          127,134        34,464       (3,550)     158,048
                                          -------------       -----------       -----------  ------------  -----------  -----------
INSURANCE AND OTHER:
  Net losses and loss adjustment                                                                    4,283                     4,283
  Other                                                                                             3,291                     3,291
                                          -------------       -----------       -----------  ------------  -----------  -----------
                                                      0                 0                 0         7,574            0        7,574
                                          -------------       -----------       -----------  ------------  -----------  -----------
TOTAL COSTS AND EXPENSES                        132,803            (5,669)          127,134        42,038       (3,550)     165,622
                                          -------------       -----------       -----------  ------------  -----------  -----------
Operating income (loss)                          10,429              (148)           10,281         3,923        3,550       17,754
                                          -------------       -----------       -----------  ------------  -----------  -----------

Equity in income (loss) of
  unconsolidated subsidiaries                     4,817               142             4,959         1,015                     5,974
Interest expense                                  5,374                (6)            5,368         6,922       (5,368)h     15,878
                                                                                                                 8,956 i

Reorganization items                             58,282                              58,282                    (58,282)k          0
Fresh start adjustments                         214,927                             214,927                   (214,927)k          0
Gain on extinguishment of debt                 (510,680)                           (510,680)                   510,680 k          0
                                          -------------       -----------       -----------  ------------  -----------  -----------

Income (loss) from continuing operations
  before income taxes and minority
  interests                                     247,343                 0           247,343        (1,984)    (237,509)       7,850
Income tax benefit (expense)                   (215,269)                           (215,269)          368      215,269 k     (1,555)
                                                                                                                (1,923)l

Minority interests                               (2,511)                             (2,511)         (557)                   (3,068)
                                          -------------       -----------       -----------  ------------  -----------  -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS  $      29,563       $         0       $    29,563  $     (2,173) $   (24,163) $     3,227
                                          =============       ============      ===========  ============  ===========  ===========


PER COMMON SHARE INFORMATION
Earnings (loss) per common share -
  continuing operations
  Basic                                                                                            ($0.07)                    $0.09
  Diluted                                                                                          ($0.07)                    $0.06
Weighted average common shares
  outstanding and common stock equivalents
  Basic                                                                                            31,954                    35,837
  Diluted                                                                                          31,954                    65,637

FOR THE YEAR ENDED DECEMBER 31, 2003
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                                                                         Pro Forma
                                               Covanta        Deconsolidation     Covanta     Danielson     Pro Forma    Condensed
                                             As Reported        of Entities     As Adjusted  As Reported   Adjustments  Consolidated
                                          -----------------   ---------------   -----------  -----------   -----------  ------------
REVENUES:
ENERGY AND WATER:
  Services                                $    499,245         $   (28,379)     $  470,866     $             $            $ 470,866
  Electricity and steam sales                  277,766              (2,103)        275,663                                  275,663
  Construction revenues                         13,448             (10,881)          2,567                                    2,567
  Other revenue-net                                  9                                   9                                        9
                                          ------------         -----------      ----------     --------      --------     ---------
                                               790,468             (41,363)        749,105            0             0       749,105
                                          ------------         -----------      ----------     --------      --------     ---------
INSURANCE AND OTHER:
  Net earned premiums                                                                            35,851                      35,851
  Net investment income                                                                           4,343                       4,343
  Net realized investment gains                                                                   2,080                       2,080
  Other                                                                                             283                         283
                                          ------------         -----------      ----------     --------      --------     ---------
                                                     0                   0               0       42,557             0        42,557
                                          ------------         -----------      ----------     --------      --------     ---------
TOTAL REVENUES                                 790,468             (41,363)        749,105       42,557             0       791,662
                                          ------------         -----------      ----------     --------      --------     ---------

COSTS AND EXPENSES:
ENERGY AND WATER:
  Plant operating                              500,627             (22,786)        477,841                                  477,841
  Construction costs                            20,479             (20,381)             98                                       98
  Depreciation and amortization                 71,932              (4,121)         67,811                    (67,811)a      64,014
                                                                                                               35,114 b
                                                                                                               28,900 c
  Debt service charges, net                     76,770              (5,954)         70,816                     (5,053)d      55,272
                                                                                                              (10,491)e

  Other operating costs and expenses             2,209                               2,209                                    2,209
  Net loss (gain) on disposition of
    businesses                                   7,246                               7,246                     (7,246)f           0
  Selling, general and administrative
   expenses                                     35,639              (1,735)         33,904                                   33,904

  Other expenses, net                           (1,119)                (15)         (1,134)                                  (1,134)
  Write-down of net assets held for use         16,704                              16,704                    (16,704)g           0
                                          ------------         -----------      ----------     --------      --------     ---------
                                               730,487             (54,992)        675,495            0       (43,291)      632,204
                                          ------------         -----------      ----------     --------      --------     ---------
INSURANCE AND OTHER:
  Net losses and loss adjustment                                                                 36,684                      36,684
  Other                                                                                          18,779                      18,779
                                          ------------         -----------      ----------     --------      --------     ---------
                                                     0                   0               0       55,463             0        55,463
                                          ------------         -----------      ----------     --------      --------     ---------
TOTAL COSTS AND EXPENSES                       730,487             (54,992)        675,495       55,463       (43,291)      687,667
                                          ------------         -----------      ----------     --------      --------     ---------
Operating income (loss)                         59,981              13,629          73,610      (12,906)       43,291       103,995
                                          ------------         -----------      ----------     --------      --------     ---------

Equity in income (loss) of
  unconsolidated subsidiaries                   29,941             (13,588)         16,353      (54,877)                    (38,524)
Interest expense                                36,990                 (27)         36,963        1,424       (36,963)h      59,121
                                                                                                               46,419 i
                                                                                                               11,278 j
Reorganization items                            83,346                (440)         82,906                    (82,906)k           0
                                          ------------         -----------      ----------     --------      --------     ---------
Income (loss) from continuing operations
  before income taxes and
  minority interests                           (30,414)                508         (29,906)     (69,207)      105,463         6,350
Income tax benefit (expense)                    12,555                (508)         12,047          (18)      (41,026)l      (4,775)
                                                                                                               24,222 m
Minority interests                              (8,905)                             (8,905)                                  (8,905)
                                          ------------         -----------      ----------     --------      --------     ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS  $    (26,764)        $         0      $  (26,764)    $ (69,225)    $  88,659    $  (7,330)
                                          ============         ===========      ==========     =========     =========    =========



PER COMMON SHARE INFORMATION
Earnings (Loss) per common share -
  continuing operations
    Basic                                                                                         ($2.25)                    ($0.20)
    Diluted                                                                                       ($2.25)                    ($0.20)
Weighted average common shares
  outstanding and common stock equivalents
    Basic                                                                                         30,783                     35,904
    Diluted                                                                                       30,783                     35,904

NOTE 1 - BASIS OF PRESENTATION

As required by the investment and purchase agreement, Covanta filed a proposed plan of reorganization, proposed plan of liquidation for specified non-core businesses, and the related draft disclosure statement, each reflecting the transactions contemplated under the investment and purchase agreement, with the Bankruptcy Court. On March 5, 2004, the Bankruptcy Court confirmed the proposed plans (the "Reorganization Plan"). Under the terms of the investment and purchase agreement, on March 10, 2004, Danielson acquired 100% of Covanta's equity in consideration for approximately $30 million in cash.

         With the purchase of Covanta, Danielson acquired a leading provider of waste to energy services, independent power production and water and wastewater treatment services in the United States and abroad. Danielson's equity investment and ownership provided Covanta's businesses with improved liquidity and capital resources to finance their business activities and emerge from bankruptcy. Management believes that these factors will enable Danielson to earn an attractive return on its investment.

         The aggregate purchase price was $47.5 million which includes the cash purchase price of $29.8 million, approximately $6.4 million for professional fees and other estimated costs incurred in connection with the acquisition, and an estimated fair value $11.3 million for Danielson's commitment to sell up to 3 million shares of its Common Stock at $1.53 per share to certain creditors of Covanta.

         The following table summarizes the preliminary allocation of values to the assets acquired and liabilities assumed at the date of acquisition in conformity with Statement of Financial Accounting Standards (SFAS) No. 141 "Business Combinations" and SFAS No. 109 "Accounting for Income Taxes". In addition to purchase price allocation adjustments, Covanta's emergence from Chapter 11 proceedings on March 10, 2004 resulted in a new reporting entity and adoption of fresh start accounting as of that date, in accordance with AICPA Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under Bankruptcy Code". These preliminary fair value determinations of the tangible and intangible assets are based on discounted cash flows using currently available information. The excess of the reorganization value over tangible assets and identifiable intangible assets has been reflected as goodwill. Management's estimate of the fair value of long term debt was based on the new principal amounts of recourse debt that was part of the reorganized capital structure of Covanta upon emergence from bankruptcy. The Company has engaged valuation consultants to review its valuation methodology and their work is ongoing. Changes in the fair values of these assets from the current estimated values as well as changes in other assumptions could significantly impact the reported value of goodwill.

The summary balance sheet information that follows reflects:

         (i) reduction of Covanta's property, plant and equipment carrying values;

         (ii) increase in the carrying value of Covanta's various operation and maintenance agreements and power purchase agreements;

         (iii) forgiveness of Covanta's pre-petition debt;

         (iv) issuance of new common stock to Danielson and other items in equity and notes pursuant to the Reorganization Plan;

         (v) payment of various administrative and other claims associated with Covanta's emergence from Chapter 11;

         (vi) distribution of cash of $235.5 million to Covanta's pre-petition secured lenders and for the payment of exit costs and funding of reserves;

         (vii) deferred tax assets principally related to net operating loss carryforwards ("NOLs") from the inclusion of Covanta in Danielson's consolidated federal income tax group;

         (viii) additional costs and expenses related to Danielson's acquisition of Covanta.

         These adjustments were based upon the preliminary work of Covanta and financial consultants, as well as other valuation estimates, to determine the relative fair values of Covanta's assets and liabilities. Accordingly, the allocation of purchase price is subject to refinement. Any increase or decrease in the fair value of Covanta's assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to Goodwill and may impact results of consolidated operations due to adjustments in depreciation and amortization or accretion related to the adjusted assets or liabilities.


                                                    MARCH 10, 2004
                                                       ($000s)
                                                    --------------
         Current Assets                             $    529,923
         Property, Plant and Equipment                 1,034,779
         Intangible Assets                               318,114
         Goodwill                                         24,470
         Other Assets                                    329,743
                                                    ------------
              Total Assets Acquired                    2,237,029
                                                    ------------

         Current Liabilities                             371,618
         Long-term Debt                                  337,761
         Project Debt                                    847,651
         Deferred Income Taxes                           305,784
         Other Liabilities                               326,690
                                                    ------------
              Total Liabilities Assumed                2,189,504
                                                    ------------
              Net Assets Acquired                   $     47,525
                                                    ============

         Acquired intangible assets of $318.1 million primarily relate to service agreements on publicly owned waste to energy projects with an approximate sixteen year weighted average useful life.

         The $24.5 million of goodwill is not expected to be deductible for income tax purposes. Approximately $20.3 million of goodwill has been assigned to Covanta's domestic energy and water operations and $4.2 million to Covanta's international energy operations.

         The results of operations from Covanta are included in Danielson's consolidated results of operations from March 10, 2004. The attached unaudited pro forma condensed statements of consolidated operations for the quarter ended March 31, 2004 and the fiscal year ended December 31, 2003 have been prepared as if the acquisition of Covanta were consummated on the same terms at the beginning of each of the periods presented.

NOTE 2 - PRO FORMA ADJUSTMENTS

--------------------------------------------------------------------------------
  (a)    Adjustment to reverse Covanta's historical depreciation and amortization.
--------------------------------------------------------------------------------
  (b) Adjustment to include new depreciation based on fair values assigned to Covanta's property, plant and equipment as of March 10, 2004.
--------------------------------------------------------------------------------
  (c) Adjustment to include new amortization based on fair values assigned to Covanta's acquired intangible assets as of March 10, 2004, primarily service agreements on publicly owned waste to energy projects.
--------------------------------------------------------------------------------
  (d) Adjustment to reverse Covanta's historical amortization of bond issuance costs on outstanding debt.
--------------------------------------------------------------------------------
  (e) Adjustment to include amortization of the premium on debt based on fair values assigned to Covanta's debt as of March 10, 2004.
--------------------------------------------------------------------------------
  (f) Adjustment to reverse gain (loss) on sale of businesses that were sold as part of the Heber plan and other liquidators not part of Covanta business acquired.
--------------------------------------------------------------------------------
  (g) Adjustment to reverse historical write-down of net assets held for use related to liquidators not part of Covanta business acquired.
--------------------------------------------------------------------------------
  (h) Adjustment to reverse historical interest expense associated with pre-emergence financing of Covanta.
--------------------------------------------------------------------------------
  (i) Adjustment to include interest expense based on post-emergence financing of Covanta.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (j) Adjustment to record additional interest expense on convertible notes issued by Danielson to finance the purchase of Covanta. The pro forma adjustment assumes the convertible notes were outstanding for all of 2003 at an interest rate of 12% per annum from January 1, 2003 to July 15, 2003 and 16% per annum for the remainder of 2003. However, Danielson intends to refinance the convertible notes from the proceeds of a rights offering in 2004. Assuming this refinancing occurs on June 30, 2004, approximately $3.2 million of interest expense would be avoided for the second half of 2004.
--------------------------------------------------------------------------------
  (k) Adjustment to remove historical reorganization items related to costs resulting from Covanta's bankruptcy proceedings.
--------------------------------------------------------------------------------
  (l) Adjustment to record the estimated tax effects associated with the pro forma adjustments to pre-tax income.
--------------------------------------------------------------------------------
  (m) Adjustment to record income tax benefits with respect to Danielson's 2003 pre-tax losses from continuing operations to give effect to acquisition of Covanta as if it occurred on January 1, 2003.

NOTE 3 - INCOME (LOSS) PER SHARE

The pro forma basic income (loss) per common share data have been computed using average number of number of shares of common stock of Danielson, par value $0.10 per share ("Common Stock"), outstanding during the relevant period, adjusted on a pro forma basis for the issuance at the beginning of each period of an aggregate of 5,120,853 shares of common stock to the Bridge Lenders in connection with the $40 million of bridge financing provided for the Covanta acquisition. The pro forma effects associated with the $40 million convertible notes issued for the bridge financing and Danielson's commitment to sell up to 3 million shares of its Common Stock at $1.53 per share to certain creditors of Covanta have been included in the pro forma diluted income (loss) per share to the extent dilutive.

NOTE 4 - PENSION COST

The fair value adjustments for Covanta's pension and post-retirement benefit plans treats the previously unrecognized prior service cost and net actuarial loss as though they were recognized. No separate adjustment has been made in the unaudited condensed statements of consolidated operations to adjust net periodic pension and post-retirement benefit costs.